EXHIBIT 99.1

DEPARTMENT 56, INC.

ONE VILLAGE PLACE

6436 CITY WEST PARKWAY

EDEN PRAIRIE, MN  55344

November 7, 2002

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:  Department 56, Inc. Quarterly Report on Form 10-Q for the quarter ended September 28, 2002

Ladies and Gentlemen:

Transmitted herewith are written statements pursuant to18 U.S.C. Section 1350 (Subsections (a)& (b)), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to accompany the above-referenced periodic report.

Sincerely,

/s/ Susan E. Engel

Susan E. Engel

Chairwoman and Chief Executive Officer

                This transmittal letter and certifications submitted herewith are being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and are not being filed as part of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2002, or as a separate disclosure document.  This transmittal letter and certifications submitted herewith shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.